Exhibit 99.1

             ISG REPORTS RECORD FOURTH-QUARTER AND YEAR 2004 RESULTS

     Results Summary

     ($ in millions, except per ton and per share amounts)

                                      Fourth                 Third               Year Ended
                                      Quarter               Quarter               December
                            ---------------------------   ------------   ---------------------------
                                2004           2003           2004           2004           2003
                            ------------   ------------   ------------   ------------   ------------
Shipments
 (000 tons)                        3,828          3,501          4,039         15,545         10,406
Net sales                   $    2,553.5   $    1,418.3   $    2,608.3   $    9,015.9   $    4,070.0
Average net
 sales per
 ton shipped                         667            405            646            580            391
Operating income                   258.9           53.2          340.4          815.3            3.5
Operating income
 per ton shipped                      68             15             84             52             --
Income (loss)
 before income
 taxes                             247.4           33.0          327.2          755.7          (47.4)
Provision
 (benefit) for
 income taxes                       31.3            2.8           70.8          118.2          (29.2)
Valuation
 allowance
 adjustment                       (389.9)           5.3             --         (389.9)           5.3
Total provision
 (benefit)                        (358.6)           8.1           70.8         (271.7)         (23.9)
Net income (loss)                  606.0           24.9          256.4        1,027.4          (23.5)
Deemed dividend
 on conversion
 of Class B
 common stock                         --          (73.6)            --             --          (73.6)
Net income (loss)
 applicable to
 common stock               $      606.0   $      (48.7)  $      256.4   $    1,027.4   $      (97.1)
Diluted EPS                 $       5.87   $      (0.57)  $       2.51   $       9.99   $      (1.26)
Average diluted
 shares
 outstanding(000)                103,287         84,821        102,217        102,992         77,103

    RICHFIELD, Ohio, Feb. 9 /PRNewswire-FirstCall/ -- International Steel Group Inc. (NYSE: ISG) today reported fourth-quarter 2004 net income of $606.0 million ($5.87 per diluted share) and net income of $1,027.4 million ($9.99 per diluted share) for the year ended December 31, 2004. The fourth quarter and year include an unusual income tax benefit of about $390 million ($3.78 per diluted share).

    Excluding this unusual income tax benefit, net income was $216.1 million ($2.10 per diluted share) and $637.5 million ($6.20 per diluted share) for the fourth quarter and year 2004. ISG's management believes that ISG's net income excluding this unusual tax benefit is more indicative of ISG's results of operations. ISG's rapid growth through acquisitions makes comparisons to prior-year amounts not meaningful.

    Our fourth quarter 2004 operating income was $258.9 million, $68 per ton shipped, compared to $340.4 million, $84 per ton shipped, in the third quarter 2004. Net sales declined slightly to $2,553.5 million in the fourth quarter 2004 from $2,608.3 million in the third quarter. Shipments declined to 3,828,000 tons in the fourth quarter from 4,039,000 tons in the third quarter principally as a result of a planned outage at our Burns Harbor steelmaking facilities. Our average net sales per ton shipped was $667 in the fourth quarter 2004 compared to $646 in the third quarter.

    The tables below show shipments by product and certain other data for the periods shown.

                                                             Actual
                                       Fourth                Third                Year Ended
                                      Quarter                Quarter               December
                            ---------------------------   ------------   ---------------------------
                                2004           2003           2004           2004           2003
                            ------------   ------------   ------------   ------------   ------------
Shipments
  Hot Rolled                          40%            44%            42%            41%            46%
  Cold Rolled                         17             17             18             19             19
  Coated                              21             21             21             21             20
  Plate                                9             10              9             10              8
  Tin Plate                            7              4              6              5              3
  Other                                6              4              4              4              4
                                     100%           100%           100%           100%           100%
Net sales
 (dollars
 in millions)               $    2,553.5   $    1,418.3   $    2,608.3   $    9,015.9   $    4,070.0
Average net
 sales per
 ton shipped                $        667   $        405            646   $        580   $        391
Shipments
 (tons
 in thousands)                     3,828          3,501          4,039         15,545         10,406
Raw steel
 production
 (tons in
 thousands)                        4,621          4,142          4,726         17,758         11,274
Net income
 (loss)
 applicable
 to common stock
 (dollars
 in millions)               $      606.0   $      (48.7)  $      256.4   $    1,027.4   $      (97.1)
Diluted income
 (loss) per
 common share               $       5.87   $      (0.57)  $       2.51   $       9.99   $      (1.26)

                                                           Pro forma*
                                       Fourth                 Third               Year Ended
                                      Quarter                Quarter               December
                            ---------------------------   ------------   ---------------------------
                                2004           2003           2004           2004           2003
                            ------------   ------------   ------------   ------------   ------------
Shipments
  Hot Rolled                          40%            43%            42%            41%            41%
  Cold Rolled                         17             16             18             18             17
  Coated                              21             21             21             21             21
  Plate                                9              8              9              9              8
  Tin Plate                            7              8              6              7              9
  Other                                6              4              4              4              4
                                     100%           100%           100%           100%           100%
Net sales
 (dollars
 in millions)               $    2,553.5   $    1,701.9   $    2,608.3   $    9,472.6   $    6,366.6
Average net
 sales per
 ton shipped                $        667   $        410   $        646   $        578   $        413
Shipments
 (tons in
 thousands)                        3,828          4,150          4,039         16,398         15,433
Raw steel
 production
 (tons
 in thousands)                     4,621          4,808          4,726         18,468         16,861
Net income
 (loss)
 applicable
 to common stock
 (dollars in
 millions)                  $      606.0   $      (46.6)  $      256.4       $ 1052.5   $       (1.7)
Diluted income
 (loss) per
 common share               $       5.87   $      (0.56)  $       2.51   $      10.22   $      (0.02)

    * Pro forma information reflects the acquisitions of the Bethlehem and Weirton assets as if they had occurred on January 1, 2003.

    Costs and Expenses

    Cost of sales for the fourth quarter 2004 was 86 percent of sales compared to 83 percent in the third quarter largely due to increases in alloys, natural gas and scrap costs combined with higher maintenance spending and fixed costs being unabsorbed during the Burns Harbor production outages. The planned outages included 52 days at the caster, 13 days at the blast furnace and 6 days at the hot mill. Our LIFO provision was $52 million in the fourth quarter compared to $24 million in the third quarter.

    Profit sharing, VEBA costs and production bonuses for all employees declined to about $40 per ton shipped in the fourth quarter 2004 from about $44 per ton shipped in the third quarter.

    Selling, general and administrative expenses were higher in the fourth quarter 2004, principally as a result of expenses relating to the merger with Mittal Steel (see Pending Merger below).

    Miscellaneous income in the fourth quarter of $17 million resulted from our share of tariffs the United States government collected under antidumping laws for unfairly traded imports. The "Continued Dumping and Subsidy Offset Act" enables affected producers to receive the proceeds from those tariffs.

    Income Taxes

    As of December 31, 2003, ISG had incurred a cumulative tax loss from inception and, therefore, the estimated $1 billion of potential deferred tax asset acquired in the Bethlehem acquisition was fully offset by a valuation allowance. ISG's pre-tax income of $756 million during 2004 and probability of continued significant profitability, the strong global steel market and available tax planning strategies made it more likely than not that ISG will realize benefits from deferred taxes. Therefore, the valuation allowance was reduced, resulting in about $390 million of unusual non-cash, income tax benefits in the fourth quarter. Future adjustments to the valuation allowance are possible based on periodic reviews required under generally accepted accounting principles.

    ISG's effective tax rate before the valuation allowance reduction of about 15% for the year 2004 results in an effective rate of about 12% for fourth quarter. The 15% effective rate for the year 2004 takes into consideration the temporary differences that arose during the year, the benefit of the NOL carryforward arising in 2003 and the benefit of NOL carryforwards available for 2004 from the Bethlehem acquisition. In addition, as required by generally accepted accounting principles, we recognized in 2004 the benefit of temporary differences, principally depreciation, that are expected to be available in 2005 and 2006 to carryback against the current income taxes paid for 2004. In 2005, we expect our effective rate to be a more typical 38 percent to 39 percent.

    Liquidity and Cash Flow from Operations

    At December 31, 2004, we had liquidity of $848.1 million consisting of cash of $606.7 million and available borrowing capacity of $241.4 million under our revolving credit facility.

    Cash provided by operating activities for the year 2004 was $694.7 million compared to $288.9 million for 2003.

    Capital Expenditures

    We made capital expenditures of $267.2 million and acquisitions of $223.9 million during 2004. The acquisitions include a Hot Briquetted Iron Facility and substantially all the assets of Georgetown Steel Corporation and Weirton Steel Corporation. We anticipate $425 million in capital expenditures for the year 2005.

    Outlook

    Underlying demand remains fairly good in most market segments. Order entry has increased somewhat from the seasonally slow fourth quarter. Customer inventories, especially at service centers, are relatively high but are being consumed. Our first quarter 2005 shipments are expected to be about 4.0 million tons and average sales per ton shipped is expected to increase modestly. Costs per ton shipped should be about the same as the fourth quarter. This is because we do not have any major equipment outages planned and we expect some reduction in the cost of natural gas and scrap which should be offset by higher prices for iron ore and coal.

    Pending Merger

    In October 2004, Ispat International N.V., which has been renamed Mittal Steel Company N.V., and ISG announced that they had entered into a merger agreement under which Mittal Steel N.V. and ISG will merge. We received early termination of the waiting period under the Hart-Scott-Rodino Act in December 2004. The merger of ISG and Mittal is subject to approval by their shareholders and to other customary closing conditions and is expected to be completed by the end of March 2005.

    About International Steel Group Inc.
    International Steel Group Inc. is one of the largest steel producers in North America. It manufactures a variety of steel products including hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod and rail products and semi-finished shapes to serve the automotive, construction, pipe and tube, appliance, container and machinery markets. For additional information on ISG, visit http://www.intlsteel.com.

    Forward-Looking Statements

    Statements in this release that are not historical facts, including statements accompanied by words such as "will," "believe," "expect," "estimate," or similar terms, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. These statements contain time-sensitive information that reflects management's best analysis only as of the date of this release. ISG does not undertake any ongoing obligation, other than that imposed by law, to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Factors that may cause actual results and performance to differ materially from those in the forward-looking statements include, but are not limited to, negative overall economic conditions or conditions in the markets served; competition within the steel industry; changes in U.S. or foreign trade policy affecting steel imports or exports; changes in foreign currencies affecting the strength of the U.S. dollar; actions by domestic and foreign competitors; the inability to achieve the Company's anticipated growth objectives; changes in availability or cost of raw materials, energy or other supplies; labor issues affecting the Company's workforce or the steel industry generally; and the inability to implement the Company's operating culture and philosophy at acquired facilities. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in ISG's filings with the Securities and Exchange Commission.

    Additional Information and Where to Find It

    Mittal Steel filed with the Securities and Exchange Commission an amended registration statement on Form F-4 with the SEC on February 3, 2005, which includes a preliminary proxy statement of ISG and a preliminary prospectus of Mittal Steel and other relevant documents in connection with the proposed merger involving Mittal Steel and ISG. Investors and security holders of Mittal Steel and ISG are urged to read the definitive proxy statement/prospectus, the documents incorporated by reference therein, and other relevant materials when they become available because they will contain important information about Mittal Steel and ISG and the proposed merger. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's website at http://www.sec.gov.

    Mittal Steel and ISG and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the ISG stockholders with respect to the proposed merger. Information regarding the interests of these officers and directors in the proposed merger is included in the preliminary proxy statement/prospectus contained in the above- referenced amended registration statement. You may obtain documents filed with the SEC by Mittal Steel free of charge if you request them in writing from Mittal Steel Company N.V., 15th Floor, Hofplein 20, 3032 AC Rotterdam, The Netherlands, or by telephone at +31 10 217 8800. You may also obtain documents filed with the SEC by ISG free of charge if you request them in writing from Investor Relations, International Steel Group Inc., 4020 Kinross Lakes, Parkway, Richfield, Ohio 44286-9000, or by telephone at (330) 659-7430.

     International Steel Group Inc.
     Consolidated Statements of Operations (unaudited)
     (dollars in millions, except per share and per ton data)

                                                              Third
                                   Fourth Quarter            Quarter         Year Ended December
                            ---------------------------   ------------   ---------------------------
                                2004           2003           2004           2004           2003
                            ------------   ------------   ------------   ------------   ------------
Net sales                   $    2,553.5   $    1,418.3   $    2,608.3   $    9,015.9   $    4,070.0
Costs and expenses:
   Cost of sales                 2,202.7        1,277.7        2,164.6        7,827.9        3,836.9
   Selling,general and
    administrative                  78.1           56.9           66.3          260.6          153.6
   Depreciation and
    amortization                    30.8           30.5           37.0          129.1           76.0
   Miscellaneous income            (17.0)            --       $     --          (17.0)            --
Total costs and expenses         2,294.6        1,365.1        2,267.9        8,200.6        4,066.5

Operating income                   258.9           53.2          340.4          815.3            3.5
Interest and other
 financing expense, net             11.5           20.2           13.2           59.6           50.9
Income before taxes on
 income                            247.4           33.0          327.2          755.7          (47.4)
   Provision (benefit)
    for income taxes                31.3            2.8           70.8          118.2          (29.2)
   Valuation allowance
    adjustment                    (389.9)           5.3             --         (389.9)           5.3
     Total provision
     (benefit)                    (358.6)           8.1           70.8         (271.7)         (23.9)
Net income (loss)                  606.0           24.9          256.4        1,027.4          (23.5)
Deemed dividend on
 conversion of Class B
 common stock                         --          (73.6)            --             --          (73.6)
Net income (loss)
 applicable to common
 stock                      $      606.0   $      (48.7)  $      256.4   $    1,027.4   $      (97.1)
Income (loss) per share
   Basic                    $       6.06   $      (0.57)  $       2.59   $      10.41   $      (1.26)
   Diluted                  $       5.87   $      (0.57)  $       2.51   $       9.99   $      (1.26)

Other information:
   Shipments (tons in
    thousands)                     3,828          3,501          4,039         15,545         10,406
   Raw steel production
    (tons in thousands)            4,621          4,142          4,726         17,758         11,274
   Operating income per
    ton shipped             $         68   $         15   $         84   $         52        $    --
   Average sales per ton
    shipped                 $        667   $        405   $        646   $        580   $        391

     International Steel Group Inc.
     Consolidated Balance Sheets
     (dollars in millions)

                                         December 31,   December 31,
                                             2004           2003
                                         ------------   ------------
                                          (unaudited)
             Assets
Current assets:
   Cash and cash equivalents             $      606.7   $      193.6
   Receivables                                  830.7          555.1
   Inventories                                1,320.4          866.8
   Deferred income taxes                         75.1             --
   Assets held for sale                          39.6           68.6
   Prepaid and other current assets              58.0           24.5
      Total current assets                    2,930.5        1,708.6

Property, plant and equipment, at cost        1,314.9          948.3
Less: accumulated depreciation and
 amortization                                  (210.0)         (86.4)
   Property, plant and equipment, net         1,104.9          861.9
Investments in joint ventures                    27.9           27.0
Deferred income taxes                           354.8              -
Other assets                                     70.5           38.7
         Total assets                    $    4,488.6   $    2,636.2

 Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of debt and capital
    leases                               $       57.6   $       46.8
   Accounts payable                             753.3          439.5
   Accrued compensation and benefits            285.3          206.7
   Other current liabilities                    284.8          133.5
      Total current liabilities               1,381.0          826.5

Long term liabilities:
   Debt                                         637.2          362.8
   Capital leases                               169.6          212.7
   Accrued environmental                        164.3          161.2
   Pensions and other retiree benefits          123.0          101.0
   Other obligations                              9.4           16.6
      Total liabilities                       2,484.5        1,680.8

Stockholders' equity:
   Preferred stock                                 --             --
   Common stock                                   1.0            1.0
   Additional paid-in-capital                 1,023.3          978.4
   Retained earnings (deficit)                  998.4          (29.0)
   Accumulated other comprehensive
    income                                        1.0            5.0
   Treasury stock, at cost                      (19.6)            --
      Total stockholders' equity              2,004.1          955.4
      Total liabilities and
       stockholders' equity              $    4,488.6   $    2,636.2

     International Steel Group Inc.
     Consolidated Statements of Cash Flows (unaudited)
     (dollars in millions)

                                                    Year Ended December
                                                ---------------------------
                                                    2004           2003
                                                ------------   ------------
                                                 (unaudited)
Cash flows from operating
 activities:
  Net income (loss)                             $    1,027.4   $      (23.5)
  Adjustments for items not
   affecting cash from operating
   activities
    Deferred income taxes                             (429.9)          20.5
    Depreciation and amortization                      129.1           76.0
    Other                                               19.4           16.2
  Changes in working capital and other items:
    Receivables                                       (185.8)          11.2
    Inventories                                       (365.7)          67.5
    Prepaids and other current
     assets                                            (37.1)            --
    Accounts payable                                   273.7           58.5
    Income taxes                                       170.2          (74.0)
    Accrued compensation and
     benefits                                           62.6           67.9
    Other                                               30.8           68.6
      Net cash provided by operating
       activities                                      694.7          288.9

Cash flows from investing activities:
  Capital expenditures and
   investments                                        (267.2)         (96.9)
  Acquisitions, net of cash received                  (223.9)        (822.6)
  Proceeds from asset sales                             18.4           34.3
      Net cash used in investing
       activities                                     (472.7)        (885.2)

Cash flows from financing activities:
  Borrowings under revolving credit
   facility                                               --          941.6
  Payments under revolving credit
   facility                                               --       (1,002.3)
  Proceeds from debt                                   594.6          710.0
  Payments on debt                                    (348.3)        (469.3)
  Payments on capital leases                           (36.0)         (23.7)
  Issuance of common stock, net                         12.4          648.5
  Purchase of treasury stock                           (19.6)            --
  Deferred financing fees                              (12.0)         (24.7)
      Net cash provided by financing
       activities                                      191.1          780.1
      Increase in cash and cash
       equivalents                                     413.1          183.8
Cash and cash equivalents -
 beginning of period                                   193.6            9.8
Cash and cash equivalents - end of
 period                                         $      606.7   $      193.6

Other information:
  Interest paid                                 $       38.6   $       34.3
  Interest capitalized                                   1.3            0.4
  Income taxes (received) paid                         (12.4)          30.0
  Capital lease obligation incurred                      7.9            0.2

SOURCE  International Steel Group Inc.
    -0-                             02/09/2005
    /CONTACT: Blaise Derrico, Manager, Investor Relations of International Steel Group Inc., +1-330-659-7430/
    /Web site:  http://www.intlsteel.com /